Exhibit 21.2

SUBSIDIARIES

Access Title LLC (joint venture)

Alpha Referral Network LLC

American Title Company of Houston

Apple Ridge Funding LLC

Apple Ridge Services Corporation

Associated Client Referral LLC

ATCOH Holding Company

Better Homes and Gardens Real Estate Licensee LLC

Better Homes and Gardens Real Estate LLC

Burgdorff LLC

Burgdorff Referral Associates LLC

Burnet Realty LLC

Burnet Title Holding LLC

Burnet Title LLC

Burnet Title of Indiana, LLC (joint venture)

Burrow Escrow Services, Inc.

Career Development Center, LLC

Cartus Asset Recovery Corporation

Cartus Business Answers (No. 2) Plc

Cartus B.V.

Cartus Corporation

Cartus Corporation (Canada)

Cartus Corporation Limited

Cartus Corporation Pte. Ltd.

Cartus Financial Corporation

Cartus Financing Limited

Cartus Funding Limited

Cartus Global Holdings Limited

Cartus Holdings Limited

Cartus India Private Limited

Cartus II Limited

Cartus Limited

Cartus Management Consulting (Shanghai) Co., Ltd.

Cartus Partner Corporation

Cartus Property Services Limited

Cartus Puerto Rico Corporation

Cartus Relocation Canada Company

Cartus Relocation Canada Limited

Cartus Relocation Corporation

Cartus Relocation Hong Kong Limited

Cartus Relocation Limited

Cartus Relocation Pte. Ltd.

Cartus Sarl

Cartus SAS

Cartus Services II Limited

Cartus Services Limited

Cartus UK Plc

CDRE TM LLC

Century 21 Real Estate LLC

CGRN, Inc.

Coldwell Banker Canada Operations ULC

Coldwell Banker Commercial Pacific Properties LLC

Coldwell Banker LLC

Coldwell Banker Pacific Properties LLC

Coldwell Banker Real Estate LLC

Coldwell Banker Real Estate Services LLC

Coldwell Banker Residential Brokerage Company

Coldwell Banker Residential Brokerage LLC

Coldwell Banker Residential Real Estate LLC

Coldwell Banker Residential Referral Network (CA Corp.)

Coldwell Banker Residential Referral Network, Inc. (PA)

Colorado Commercial, LLC

Cornerstone Title Company

Domus Intermediate Holdings Corp.

Equity Title Company

Equity Title Messenger Service Holding LLC

ERA Franchise Systems LLC

Fairtide Insurance Ltd.

First Advantage Title, LLC (joint venture)

First California Escrow Corporation

First Place Title, LLC (joint venture)

Franchise Settlement Services LLC

Global Client Solutions LLC

Guardian Holding Company

Guardian Title Agency, LLC

Guardian Title Company

Gulf South Settlement Services, LLC

Home Referral Network LLC

J.W. Riker - Northern R.I., Inc.

Jack Gaughen LLC

Kenosia Funding, LLC

Keystone Closing Services LLC

Lakecrest Title, LLC

Lincoln Title, LLC (joint venture)

Market Street Settlement Group LLC

Mercury Title LLC (joint venture)

Metro Title, LLC (joint venture)

Mid-Atlantic Settlement Services LLC

National Coordination Alliance LLC

NRT Arizona Commercial LLC

NRT Arizona LLC

NRT Arizona Referral LLC

NRT Colorado LLC

NRT Columbus LLC

NRT Commercial LLC

NRT Commercial Utah LLC

NRT Development Advisors LLC

NRT Devonshire LLC

NRT Hawaii Referral, LLC

NRT Insurance Agency, Inc.

NRT LLC

NRT Mid-Atlantic LLC

NRT Missouri LLC

NRT Missouri Referral Network LLC

NRT New England LLC

NRT New York LLC

NRT Northfork LLC

NRT Philadelphia LLC

NRT Pittsburgh LLC

NRT Referral Network LLC (DE)

NRT Referral Network LLC (Utah)

NRT Relocation LLC

NRT REOExperts LLC

NRT Settlement Services of Missouri LLC

NRT Settlement Services of Texas LLC

NRT Sunshine Inc.

NRT Texas LLC

NRT Title Services of Maryland, LLC (joint venture)

NRT Utah LLC

ONCOR International LLC

PHH Network Services S.A. de C.V. (Mexico)

Platinum Title & Settlement Services, LLC (joint venture)

Primacy Closing Corporation

Primacy Domestic Quarters, LLC

Primacy Relocation Consulting (Shanghai) Co., Ltd.

Processing Solutions LLC

Progressive Title Company, Inc.

Pu Bai Si (85% owned by Cartus Relocation Hong Kong Limited)

Quality Choice Title LLC (joint venture)

Real Estate Referral LLC

Real Estate Referrals LLC

Real Estate Services LLC

Realogy Blue Devil Holdco LLC

Realogy Cavalier Holdco LLC

Realogy Corporation

Realogy Franchise Group LLC

Realogy Global Services LLC

Realogy Licensing LLC

Realogy Operations LLC

Realogy Services Group LLC

Realogy Services Venture Partner LLC

Referral Associates of New England LLC

Referral Network LLC (FL)

Referral Network Plus, Inc.

Referral Network, LLC (CO)

Riverbend Title, LLC (joint venture)

RT Title Agency, LLC (joint venture)

Secured Land Transfers LLC

Security Settlement Services, LLC (joint venture)

Skyline Title, LLC (joint venture)

Sotheby’s International Realty Affiliates LLC

Sotheby’s International Realty Licensee LLC

Sotheby’s International Realty Referral Company, LLC

Sotheby’s International Realty, Inc.

St. Joe Title Services LLC

St. Mary’s Title Services, LLC (joint venture)

Sunland Title, LLC

TAW Holding Inc.

Texas American Title Company

The Masiello Group Closing Services, LLC (joint venture)

The Sunshine Group (Florida) Ltd. Corp.

The Sunshine Group, Ltd.

Title Resource Group Affiliates Holdings LLC

Title Resource Group Holdings LLC

Title Resource Group LLC

Title Resource Group Services LLC

Title Resource Group Settlement Services, LLC

Title Resources Guaranty Company

Title Resources Incorporated

TRG Services, Escrow, Inc.

TRG Settlement Services, LLP

True Line Technologies LLC (joint venture)

Valley of California, Inc.

Waydan Title, Inc.

West Coast Escrow Company

World Real Estate Marketing LLC

WREM of Arizona LLC

WREM of Idaho LLC

WREM of Maine LLC

WREM of Nevada LLC

WREM, Inc.